Exhibit 99.1

Company Contact:	Tom Hansen / Chief Executive Officer
Rick Groesch / Vice President Brand Management
972-559-2300

Heelys Announces New Sourcing Partnership

(Dallas, TX)  Today Heelys Inc. has announced that they’ve entered into a new sourcing agreement with TGB, a subsidiary of Anthony L&S, to produce their unique product.  The agreement will be effective on all orders beginning May 1, 2010.

“This new agreement gives us several new strategic advantages,” said Tom Hansen, Heelys President and CEO.   “TGB is currently sourcing well over 10 million pairs of shoes each year in a wide range of factories.  This kind of volume results in more materials buying clout, preferred access and overall pricing improvements that our volume of just over a million new pairs of shoes can’t deliver.  Plus, we have full access to their internal design team, licensing expertise and years of experience making many different kinds of shoes in many different places.”

Heelys will close their sourcing office in northern China after transitioning through current orders in process.  Some key personnel will be retained going forward.

“We’re extremely excited about this new partnership,” said Hansen.  “It gives us new leverage and new opportunities that we’re certain will serve us well going forward.”

Gary Miller, President of TGB said,  “We are very pleased  to be the sourcing partner of Heelys.  We believe this agreement will be highly beneficial for the long term growth of both companies.”

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS(R) brand targeted to the youth market. The Company’s primary product, HEELYS-wheeled footwear, is patented dual-purpose footwear that incorporates a stealth, removable wheel in the heel. HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to rolling by shifting weight to the heel. Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel. HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

About TGB

TGB is the sourcing arm of Anthony L & S and produces footwear for Adio, DGK, Greedy Genius, U.S. Polo Association and Cadillac among others.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of Heelys are “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including in particular, statements regarding our guidance, outlook for future events, financial performance, customer demand, growth and profitability. In some cases, you can identify forward-looking statements by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, similar expressions, or discussions of strategy. All forward-looking statements are based upon management’s current expectations and various assumptions, but they are inherently uncertain, and Heelys may not realize its expectations and the underlying assumptions may not prove correct. Heelys’ actual results and the timing of events could differ materially from those described in or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the fact that substantially all of Heelys’ net sales are generated by one product, Heelys’ intellectual property may not restrict competing products that infringe on its patents from being sold, continued changes in fashion trends and consumer preferences and general economic conditions, Heelys’ dependence on independent manufacturers, Heelys may not be able to successfully introduce new product categories, and additional factors which are detailed in Heelys’ filings with the Securities and Exchange Commission, including the Risk Factors contained in Heelys’ Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and Heelys undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.